LEE ENTERPRISES, INCORPORATED
                          AND WHOLLY-OWNED SUBSIDIARIES

                     EXHIBIT 21 - WHOLLY-OWNED SUBSIDIARIES
                            AND ASSOCIATED COMPANIES


                                                                 Percentage of
                                                               Voting Securities
                                        State of Incorporation       Owned
--------------------------------------------------------------------------------

Lee Enterprises, Incorporated                Delaware                Parent
Lee Technical Systems, Inc.                  Iowa                      100%
Lee Consolidated Holdings Co.                South Dakota              100%
KOIN-TV, Inc.                                Delaware                  100%
New Mexico Broadcasting Company, Inc.        New Mexico                100%
Accudata, Inc.                               Iowa                      100%
Target Marketing Systems, Inc.               Iowa                      100%
Journal-Star Printing Co.                    Nebraska                  100%
Madison Newspapers, Inc.                     Wisconsin                  50%
SJL of Kansas Corp.                          Kansas                    100%
Oregon News Media, Inc.                      Delaware                  100%
Pacific Northwest Publishing Group, Inc.     Delaware                  100%
Nevada Media, Inc.                           Delaware                  100%